UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 18, 2014

DICERNA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36281	20-5993609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Arsenal Street

Building 1, Suite 120

Watertown, Massachusetts 02472

(Address of principal executive offices, including zip code)

(617) 621-8097

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Company’s 2014 Annual Meeting of Stockholders held on June 18, 2014 (the “Annual Meeting”), the following actions were taken. The proposals below are described in detail in the Company’s definitive proxy statement dated April 30, 2014 for the Annual Meeting.

Proposal No. 1

The nominees for election as directors, each for a one year term, were elected based upon the following vote:

Nominee	For	Against	Abstain	Broker Non-Votes
Douglas M. Fambrough, III, Ph.D.	15,513,752	300	—	500,754
Brian K. Halak, Ph.D.	15,513,752	300	—	500,754
Stephen J. Hoffman, M.D., Ph.D.	15,513,752	300	—	500,754
Peter Kolchinsky, Ph.D.	14,843,246	670,806	—	500,754
Dennis H. Langer, M.D., J.D.	15,480,752	33,300	—	500,754
David M. Madden	15,511,051	3,001	—	500,754
Vincent J. Miles, Ph.D.	15,511,051	3,001	—	500,754

Proposal No. 2

The proposal to ratify the appointment of Deloitte & Touche as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was approved based upon the following votes:

For	Against	Abstain
16,014,357	—	449

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DICERNA PHARMACEUTICALS, INC.

Date: June 19, 2014	By:	/s/ James E. Dentzer
James E. Dentzer Chief Financial Officer